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Hilton Reports Third Quarter Results

MCLEAN, VA (October 27, 2021) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2021 results. The following results reflect the material impact that the novel coronavirus ("COVID-19") pandemic has had on Hilton's business. Highlights include:

•Diluted EPS was $0.86 for the third quarter, and diluted EPS, adjusted for special items, was $0.78

•Net income was $240 million for the third quarter

•Adjusted EBITDA was $519 million for the third quarter

•System-wide comparable RevPAR increased 98.7 percent on a currency neutral basis for the third quarter from the same period in 2020

•System-wide comparable RevPAR decreased 18.8 percent on a currency neutral basis for the third quarter from the same period in 2019

•Approved 23,600 new rooms for development during the third quarter, bringing Hilton's development pipeline to 404,000 rooms as of September 30, 2021

•Added 14,700 rooms to Hilton's system in the third quarter, contributing to 11,200 net additional rooms during the period and approximately 6.6 percent annualized net unit growth from September 30, 2020

•Full year 2021 net unit growth is expected to be between 5.0 percent and 5.5 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are pleased with our third quarter results which continue to reflect recovery from the adverse impact of the COVID-19 pandemic. Leisure travel remained strong and business travel continued to pick up during the quarter. We continue to expand our global footprint driven by the power of our industry-leading brand portfolio. Overall, we remain confident in a strong recovery in global tourism in the months and years ahead, as well as our positioning within the industry, which will enable us to continue to differentiate ourselves and deliver exceptional performance for all of our stakeholders.

During the three and nine months ended September 30, 2021, the COVID-19 pandemic continued to negatively impact Hilton's business and hotel operating statistics; however, Hilton experienced significant improvement in its results as compared to the same periods in 2020, due to an upward trend in travel and tourism. As a result of the pandemic, certain hotels suspended operations at various times throughout 2020, but the majority of those hotels were reopened by 2021. In line with the recovery, although some hotels did suspend operations during the nine months ended September 30, 2021, reopenings significantly outpaced suspensions. As such, the operations of only approximately 335 hotels, or 5 percent, of Hilton's system-wide properties as of September 30, 2021, which were primarily located in the U.S. and Europe, were suspended for some period of time during the nine months ended September 30, 2021, as compared to approximately 1,270 hotels during the nine months ended September 30, 2020. As of September 30, 2021, all but 88, or approximately 1 percent, of Hilton's system-wide hotels were open and Hilton expects nearly all of its system-wide hotels to be open by the end of 2021.

For the three and nine months ended September 30, 2021, system-wide comparable RevPAR increased 98.7 percent and 47.6 percent, respectively, compared to the same periods in 2020, due to increases in both occupancy and ADR, and the three months ended September 30, 2021 was down 18.8 percent compared to the three months ended September 30, 2019. For the three and nine months ended September 30, 2021, fee revenues increased 93 percent and 49 percent, respectively, compared to the same periods in 2020.

For the three months ended September 30, 2021, diluted EPS was $0.86 and diluted EPS, adjusted for special items, was $0.78 compared to $(0.29) and $0.06, respectively, for the three months ended September 30, 2020. Net income (loss) and Adjusted EBITDA were $240 million and $519 million, respectively, for the three months ended September 30, 2021, compared to $(81) million and $224 million, respectively, for the three months ended September 30, 2020.

For the nine months ended September 30, 2021, diluted EPS was $0.94 and diluted EPS, adjusted for special items, was $1.36 compared to $(1.77) and $0.20, respectively, for the nine months ended September 30, 2020. Net income (loss) and Adjusted EBITDA were $259 million and $1,117 million, respectively, for the nine months ended September 30, 2021, compared to $(495) million and $638 million, respectively, for the nine months ended September 30, 2020.

Development

In the third quarter of 2021, Hilton opened 96 new hotels totaling approximately 14,700 rooms and achieved net unit growth of 11,200 rooms. During the quarter, Hilton opened three new hotels under LXR Hotels & Resorts, including the brand's first property in the Asia Pacific region. Additionally, Hilton celebrated the opening of the 500th hotel under its Home2 Suites by Hilton brand only ten years after the brand was introduced, making it one of the fastest growing hotel brands in industry history.

As of September 30, 2021, Hilton's development pipeline totaled more than 2,620 hotels representing 404,000 rooms throughout 114 countries and territories, including 27 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, 249,000 rooms were located outside the U.S., and 204,000 rooms were under construction.

Balance Sheet and Liquidity

As of September 30, 2021, Hilton had $8.9 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 3.99 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 3.95 percent and no scheduled maturities until 2025. No amounts were outstanding under Hilton's $1.75 billion senior secured revolving credit facility as of September 30, 2021, which had an available borrowing capacity of $1,690 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,387 million as of September 30, 2021, including $99 million of restricted cash and cash equivalents.

Conference Call

Hilton will host a conference call to discuss third quarter 2021 results on October 27, 2021 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2021.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the U.S. or 1-412-317-6061 internationally using the conference ID 1317541. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10160550.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of and recovery from the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, such as challenges due to labor shortages and supply chain disruptions, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus and uncertainty of acceptance of the COVID-19 vaccines and their effectiveness, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,700 properties and more than 1 million rooms in 122 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on the 2021 World's Best Workplaces list and was named the 2020 Global Industry Leader on the Dow Jones Sustainability Indices. In 2020, Hilton CleanStay was introduced, bringing an industry-defining standard of cleanliness to hotels worldwide. Through the award-winning guest loyalty program Hilton Honors, the nearly 123 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Franchise and licensing fees	$451	$241	$1,062	$712
Base and other management fees	49	24	116	92
Incentive management fees	26	7	60	25
Owned and leased hotels	199	94	376	335
Other revenues	18	19	56	52
	743	385	1,670	1,216
Other revenues from managed and franchised properties	1,006	548	2,282	2,201
Total revenues	1,749	933	3,952	3,417

Expenses
Owned and leased hotels	200	144	452	478
Depreciation and amortization	46	90	143	269
General and administrative	107	66	302	189
Reorganization costs	—	—	—	38
Impairment losses	—	9	—	136
Other expenses	12	21	31	48
	365	330	928	1,158
Other expenses from managed and franchised properties	944	592	2,339	2,482
Total expenses	1,309	922	3,267	3,640

Loss on sale of assets, net	(8)	—	(8)	—

Operating income (loss)	432	11	677	(223)

Interest expense	(98)	(116)	(302)	(316)
Gain (loss) on foreign currency transactions	—	(12)	1	(16)
Loss on debt extinguishment	—	—	(69)	—
Other non-operating income (loss), net	6	3	16	(20)

Income (loss) before income taxes	340	(114)	323	(575)

Income tax benefit (expense)	(100)	33	(64)	80

Net income (loss)	240	(81)	259	(495)
Net loss attributable to noncontrolling interests	1	2	4	4
Net income (loss) attributable to Hilton stockholders	$241	$(79)	$263	$(491)

Weighted average shares outstanding:
Basic	279	277	278	277
Diluted(1)	281	277	281	277

Earnings (loss) per share:
Basic	$0.86	$(0.29)	$0.94	$(1.77)
Diluted(1)	$0.86	$(0.29)	$0.94	$(1.77)

Cash dividends declared per share	$—	$—	$—	$0.15
____________
(1)The weighted average shares outstanding used in the calculation of diluted loss per share for the three and nine months ended September 30, 2020 were revised from the previously reported amounts. Refer to “Reconciliations of Non-GAAP Financial Measures – Net Income and Diluted EPS, Adjusted for Special Items” for additional information.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	67.9%	23.4%	pts.	$146.89	34.2%	$99.71	104.9%
Americas (excluding U.S.)	54.4	30.1		116.18	19.9	63.15	168.3
Europe	59.3	27.7		132.23	28.9	78.42	142.3
Middle East & Africa	52.9	27.8		120.92	(0.4)	63.94	110.1
Asia Pacific	49.5	(4.8)		102.67	15.4	50.86	5.2
System-wide	64.3	21.5		140.57	32.2	90.39	98.7

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	59.9%	17.7%	pts.	$130.26	7.0%	$78.00	51.9%
Americas (excluding U.S.)	40.7	12.1		108.63	(3.1)	44.25	38.0
Europe	37.0	6.8		115.89	1.0	42.92	23.8
Middle East & Africa	48.1	15.0		125.50	—	60.40	45.2
Asia Pacific	49.8	9.5		99.95	3.1	49.81	27.5
System-wide	55.7	15.6		125.93	6.2	70.15	47.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	46.5%	14.2%	pts.	$500.93	97.2%	$233.15	184.2%
Conrad Hotels & Resorts	47.1	16.6		220.71	23.5	103.96	91.1
Canopy by Hilton	58.0	24.6		166.30	27.0	96.44	120.8
Hilton Hotels & Resorts	51.8	22.8		162.94	30.2	84.34	132.8
Curio Collection by Hilton	56.3	26.9		203.87	28.8	114.70	146.8
DoubleTree by Hilton	57.6	22.1		128.09	29.7	73.72	110.3
Tapestry Collection by Hilton	64.7	29.8		154.38	27.8	99.86	137.3
Embassy Suites by Hilton	62.7	26.2		162.46	33.0	101.93	128.4
Hilton Garden Inn	66.4	24.0		130.36	34.3	86.55	110.1
Hampton by Hilton	71.1	19.4		127.17	30.5	90.41	79.5
Tru by Hilton	74.0	21.1		123.47	38.3	91.40	93.5
Homewood Suites by Hilton	80.1	18.1		136.69	23.5	109.43	59.7
Home2 Suites by Hilton	81.1	18.4		124.14	24.7	100.64	61.2
System-wide	64.3	21.5		140.57	32.2	90.39	98.7

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	41.9%	9.4%	pts.	$518.82	44.2%	$217.35	85.8%
Conrad Hotels & Resorts	39.8	9.0		205.63	1.0	81.82	30.4
Canopy by Hilton	44.2	15.6		148.59	4.6	65.74	61.3
Hilton Hotels & Resorts	41.9	10.2		148.20	0.8	62.16	33.2
Curio Collection by Hilton	46.9	15.2		191.67	12.1	89.87	65.7
DoubleTree by Hilton	48.2	13.4		115.19	2.7	55.54	42.2
Tapestry Collection by Hilton	51.5	17.4		138.32	12.0	71.26	69.3
Embassy Suites by Hilton	55.1	17.5		144.88	4.0	79.78	52.4
Hilton Garden Inn	57.6	17.7		114.77	6.5	66.07	53.7
Hampton by Hilton	62.7	18.1		112.69	10.2	70.66	55.1
Tru by Hilton	65.8	22.5		105.98	17.7	69.70	79.0
Homewood Suites by Hilton	73.7	17.8		122.73	4.3	90.47	37.5
Home2 Suites by Hilton	74.8	20.5		112.40	9.2	84.04	50.5
System-wide	55.7	15.6		125.93	6.2	70.15	47.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	64.6%	21.5%	pts.	$140.12	32.2%	$90.49	98.3%
Ownership(1)	47.4	23.3		177.92	19.8	84.31	135.2
System-wide	64.3	21.5		140.57	32.2	90.39	98.7

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	56.1%	15.9%	pts.	$125.62	6.4%	$70.51	48.2%
Ownership(1)	29.5	2.5		161.78	(3.1)	47.75	5.9
System-wide	55.7	15.6		125.93	6.2	70.15	47.6
____________
(1)Includes hotels leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	13	5,319	—	—	13	5,319
Americas (excluding U.S.)	—	—	2	261	—	—	2	261
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	426	3	426
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	2	383	—	—	2	383
Middle East & Africa	—	—	1	41	1	234	2	275
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	2	1,716	8	3,927
Americas (excluding U.S.)	—	—	2	438	—	—	2	438
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	3	1,569	—	—	4	2,183
Asia Pacific	1	164	21	6,287	1	659	23	7,110
Canopy by Hilton
U.S.	—	—	—	—	22	3,693	22	3,693
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	3	577	4	700
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	3	489	—	—	3	489
Signia by Hilton
U.S.	—	—	1	1,009	—	—	1	1,009
Hilton Hotels & Resorts
U.S.	—	—	61	44,712	185	58,439	246	103,151
Americas (excluding U.S.)	1	405	26	9,767	26	7,826	53	17,998
Europe	44	12,413	44	15,046	42	11,079	130	38,538
Middle East & Africa	5	1,998	38	12,809	2	1,415	45	16,222
Asia Pacific	5	2,999	109	38,286	6	2,649	120	43,934
Curio Collection by Hilton
U.S.	—	—	6	2,776	56	11,580	62	14,356
Americas (excluding U.S.)	—	—	2	99	12	1,750	14	1,849
Europe	—	—	4	360	18	2,450	22	2,810
Middle East & Africa	—	—	4	685	1	356	5	1,041
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	33	11,169	338	77,484	371	88,653
Americas (excluding U.S.)	—	—	3	587	34	6,745	37	7,332
Europe	—	—	14	3,741	106	17,997	120	21,738
Middle East & Africa	—	—	14	3,853	5	568	19	4,421
Asia Pacific	—	—	72	19,453	5	1,395	77	20,848
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of September 30, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	62	7,447	62	7,447
Americas (excluding U.S.)	—	—	1	138	4	354	5	492
Europe	—	—	—	—	2	102	2	102
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	42	11,103	209	46,773	251	57,876
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Motto by Hilton
U.S.	—	—	—	—	2	497	2	497
Hilton Garden Inn
U.S.	—	—	4	425	726	100,275	730	100,700
Americas (excluding U.S.)	—	—	11	1,571	48	7,270	59	8,841
Europe	—	—	19	3,642	58	9,451	77	13,093
Middle East & Africa	—	—	17	3,726	3	474	20	4,200
Asia Pacific	—	—	46	10,136	—	—	46	10,136
Hampton by Hilton
U.S.	—	—	28	3,648	2,274	224,172	2,302	227,820
Americas (excluding U.S.)	—	—	13	1,644	108	13,158	121	14,802
Europe	—	—	17	2,806	92	14,171	109	16,977
Middle East & Africa	—	—	4	1,238	—	—	4	1,238
Asia Pacific	—	—	—	—	205	33,369	205	33,369
Tru by Hilton
U.S.	—	—	—	—	209	20,367	209	20,367
Americas (excluding U.S.)	—	—	—	—	2	179	2	179
Homewood Suites by Hilton
U.S.	—	—	10	1,172	488	55,667	498	56,839
Americas (excluding U.S.)	—	—	3	406	23	2,591	26	2,997
Home2 Suites by Hilton
U.S.	—	—	2	210	501	52,551	503	52,761
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	3	1,800	4	822	7	2,622
Total hotels	59	19,056	735	231,852	5,905	801,430	6,699	1,052,338
Hilton Grand Vacations	—	—	—	—	59	9,348	59	9,348
Total system	59	19,056	735	231,852	5,964	810,778	6,758	1,061,686
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$8	$8	—	—
Capitalized software costs(2)	12	5	7	NM(3)
Total capital expenditures	20	13	7	53.8
Contract acquisition costs	45	14	31	NM(3)
Total capital expenditures and contract acquisition costs	$65	$27	38	NM(3)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$17	$38	(21)	(55.3)
Capitalized software costs(2)	28	38	(10)	(26.3)
Total capital expenditures	45	76	(31)	(40.8)
Contract acquisition costs	160	37	123	NM(3)
Total capital expenditures and contract acquisition costs	$205	$113	92	81.4
____________
(1)Expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of $2 million and $3 million for the three months ended September 30, 2021 and 2020, respectively, and $3 million and $10 million for the nine months ended September 30, 2021 and 2020, respectively. Excludes expenditures for FF&E replacement reserves of $15 million and $18 million for the three months ended September 30, 2021 and 2020, respectively, and $30 million and $39 million for the nine months ended September 30, 2021 and 2020, respectively.
(2)Includes $11 million and $4 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended September 30, 2021 and 2020, respectively, and $25 million and $31 million for the nine months ended September 30, 2021 and 2020, respectively.
(3)Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Hilton stockholders, as reported	$241	$(79)	$263	$(491)
Diluted EPS, as reported(1)	$0.86	$(0.29)	$0.94	$(1.77)
Special items:
Net other expenses (revenues) from managed and franchised properties	$(62)	$44	$57	$281
Purchase accounting amortization(2)	11	47	35	143
FF&E replacement reserves	15	18	30	39
Asset dispositions(3)	8	—	8	—
Reorganization costs	—	—	—	38
Impairment losses	—	9	—	136
Loss on debt extinguishment(4)	—	—	69	—
Tax-related adjustment(5)	(8)	—	(38)	—
Other adjustments(6)	9	14	10	39
Total special items before taxes	(27)	132	171	676
Income tax benefit (expense) on special items	5	(36)	(52)	(130)
Total special items after taxes	$(22)	$96	$119	$546

Net income, adjusted for special items	$219	$17	$382	$55
Diluted EPS, adjusted for special items	$0.78	$0.06	$1.36	$0.20
____________
(1)The weighted average shares outstanding used in the calculation of diluted EPS for both the three and nine months ended September 30, 2020 were revised from the previously reported amount of 279 million to 277 million, as the previously reported dilutive shares were determined to be anti-dilutive as a result of the net loss attributable to Hilton stockholders reported during those periods.
(2)Represents the amortization of finite-lived intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. Certain of these assets became fully amortized during the year ended December 31, 2020, and the majority of the remaining finite-lived intangible assets will be fully amortized during 2023.
(3)Includes a loss on the sale of one of the Company's owned hotels, which was recognized in loss on sale of assets, net.
(4)Relates to the redemption of the 5.125% Senior Notes due 2026 and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs of $14 million.
(5)The three and nine months ended September 30, 2021 include income tax benefits recognized related to changes in effective tax rates. The benefits recognized did not have an effect on cash paid for taxes in the periods.
(6)The three and nine months ended September 30, 2021 and 2020 include costs recognized for certain legal settlements, which were recognized in general and administrative expenses and other expenses, respectively. The nine months ended September 30, 2020, also includes losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel, which were recognized in other non-operating loss, net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$240	$(81)	$259	$(495)
Interest expense	98	116	302	316
Income tax expense (benefit)	100	(33)	64	(80)
Depreciation and amortization expenses	46	90	143	269
EBITDA	484	92	768	10
Loss on sale of assets, net	8	—	8	—
Loss (gain) on foreign currency transactions	—	12	(1)	16
Loss on debt extinguishment	—	—	69	—
FF&E replacement reserves	15	18	30	39
Share-based compensation expense	52	25	144	37
Reorganization costs	—	—	—	38
Impairment losses	—	9	—	136
Amortization of contract acquisition costs	9	7	23	22
Net other expenses (revenues) from managed and franchised properties	(62)	44	57	281
Other adjustments(1)	13	17	19	59
Adjusted EBITDA	$519	$224	$1,117	$638
____________
(1)The three and nine months ended September 30, 2021 and 2020 include costs recognized for certain legal settlements. The nine months ended September 30, 2020 also includes losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel. All periods include severance not related to the reorganization activities undertaken in response to the COVID-19 pandemic and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Total revenues, as reported	$1,749	$933	$3,952	$3,417
Add: amortization of contract acquisition costs	9	7	23	22
Less: other revenues from managed and franchised properties	(1,006)	(548)	(2,282)	(2,201)
Total revenues, as adjusted	$752	$392	$1,693	$1,238

Adjusted EBITDA	$519	$224	$1,117	$638

Adjusted EBITDA margin	69.0%	57.1%	66.0%	51.5%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	September 30,	December 31,
	2021	2020
Long-term debt, including current maturities	$8,767	$10,487
Add: unamortized deferred financing costs and discount	90	93
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	8,857	10,580
Add: Hilton's share of unconsolidated affiliate debt	8	8
Less: cash and cash equivalents	(1,288)	(3,218)
Less: restricted cash and cash equivalents	(99)	(45)
Net debt	$7,478	$7,325

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2021	2020	2020	2021
Net income (loss)	$259	$(495)	$(720)	$34
Interest expense	302	316	429	415
Income tax expense (benefit)	64	(80)	(204)	(60)
Depreciation and amortization expenses	143	269	331	205
EBITDA	768	10	(164)	594
Loss on sale of assets, net	8	—	—	8
Loss (gain) on foreign currency transactions	(1)	16	27	10
Loss on debt extinguishments	69	—	48	117
FF&E replacement reserves	30	39	57	48
Share-based compensation expense	144	37	97	204
Reorganization costs	—	38	41	3
Impairment losses	—	136	258	122
Amortization of contract acquisition costs	23	22	29	30
Net other expenses from managed and franchised properties	57	281	397	173
Other adjustments(1)	19	59	52	12
Adjusted EBITDA	$1,117	$638	$842	$1,321

Net debt				$7,478

Net debt to Adjusted EBITDA ratio				5.7
____________
(1)The nine months ended September 30, 2021 and 2020 include costs recognized for certain legal settlements. The nine months ended September 30, 2020 and year ended December 31, 2020 also include losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel. The year ended December 31, 2020 also includes a gain related to the reimbursement by a third party for taxes owed resulting from the sale of a hotel in a prior period. All periods include severance not related to the reorganization activities undertaken in response to the COVID-19 pandemic and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2021, which is calculated as the nine months ended September 30, 2021 plus the year ended December 31, 2020 less the nine months ended September 30, 2020. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

The COVID-19 pandemic had a material adverse impact on the Company's results for the TTM period ended September 30, 2021 when compared to periods prior to the onset of the pandemic in early 2020. As such, this TTM period, as well as upcoming periods, are unlikely to be comparable to periods prior to the onset of the pandemic or to other periods affected by the pandemic, and are not indicative of future performance. As such, TTM information may not be useful for projecting future operating results.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt and Net Debt to Adjusted EBITDA Ratio

Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount, and (ii) the Company's share of unconsolidated affiliate debt; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 6,699 hotels in the Company's system as of September 30, 2021, 5,572 hotels were classified as comparable hotels. The 1,127 non-comparable hotels included 66 hotels, or less than one percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they have sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the COVID-19 pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), reflects the underlying results of the business for the three and nine months ended September 30, 2021 and 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, based on the comparable hotels as of September 30, 2021, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2021 and 2020 use the exchange rates used to translate the results of the Company's foreign operations within its financial statements for the three and nine months ended September 30, 2021, respectively, and for the three months ended September 30, 2021 and 2019, use the exchange rates used to translate the results of the Company's foreign operations within its financial statements for the three months ended September 30, 2021.